FOLEY & LARDNER                       EXHIBIT 5
                                200 LAURA STREET
                           JACKSONVILLE, FLORIDA 32202
                            TELEPHONE (904) 359-2000
                            FACSIMILE (904) 359-8700



                                February 6, 2001




Regency Realty Corporation
121 West Forsyth Street, Suite 200
Jacksonville, Florida 32202

         Re: Registration Statement on Form S-8 Relating to Shares of Common Stock Issuable Pursuant to Regency Realty Corporation's 1993 Long Term Omnibus Plan

Ladies and Gentlemen:

         This opinion is being furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Regency Realty Corporation (the "Company"), under the Securities Act of 1933, as amended, for the registration of 5,520,000 shares of common stock, par value $0.01, issuable pursuant to Regency Realty Corporation's 1993 Long Term Omnibus Plan (the "Plan"). The common stock issuable pursuant to the Plan is referred to herein as the "Shares."

         We have examined and are familiar with the following:

         A. Articles of Incorporation of the Company, as amended, as filed in the Office of the Secretary of State of the State of Florida;

         B.       Bylaws, as amended, of the Company;

         C. The proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plan; and

         D. Such other documents, Company records and matters of law as we have deemed to be pertinent.

         Based on the foregoing, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.


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Regency Realty Corporation
February 6, 2001
Page 2


         2. The Shares have been duly authorized and when issued in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.



                                       FOLEY & LARDNER

                                       /s/ Foley & Lardner